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                                                                  EXHIBIT 10-g-1


                               ROCKWELL COLLINS
                          NON-QUALIFIED SAVINGS PLAN


This Plan is a continuation of the Rockwell International Corporation Non-Qualified Savings Plan. Effective as of June 29, 2001, Rockwell Collins, Inc. assumed such plan and all liabilities thereunder with respect to the Rockwell Collins Participants (as defined in the Employee Matters Agreement) and such plan has been renamed as the Rockwell Collins Non-Qualified Savings Plan.

                                  ARTICLE I
                                 DEFINITIONS

1.010 ACCOUNT means the account or accounts established for a Participant pursuant to Article II hereof.

1.020 AFFILIATE means:

   (a)any corporation incorporated under the laws of one of the United States of America of which the Company owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Code Section 1563);

   (b)any partnership or other business entity organized under such laws, of which the Company owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Code Section 414(c)); and

   (c)any other company deemed to be an Affiliate by the Board of Directors.

1.030 ANNUAL ADDITION LIMITATION means the limitation on the annual additions to the account of a participant in the Qualified Savings Plan imposed by
Section 415(c) of the Code.

1.040 BASE COMPENSATION means Base Compensation, as that term is defined in the Qualified Savings Plan.

1.050 BASE COMPENSATION DEFERRAL means the difference between:

   (a)the amount which, but for application of the Compensation Limit or the Annual Addition Limitation, a Participant would have contributed as a Participant Contribution to the Qualified Savings Plan with respect to each payroll period, pursuant to his then existing election under that Plan; and
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   (b)the Participant's actual Participant Contribution to the Qualified Savings
      Plan with respect to such payroll period as a result of imposition of the Compensation Limit or the Annual Addition Limitation.

1.060 BOARD OF DIRECTORS means the Company's Board of Directors.

1.070 CHANGE OF CONTROL means any of the following occurring at any time after June 29, 2001:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, Rockwell or any corporation controlled by the Company or Rockwell or (z) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 1.070; or

(b) Individuals who, as of June 29, 2001, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Company Transaction"), in each case, unless, following such Company Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Company Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Company Transaction of the Outstanding Company Common Stock and Outstanding


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Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company, of Rockwell or of such corporation resulting from such Company Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Company Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Company Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Company Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Company Transaction; or

(d) Approval by the Company's shareowners of a complete liquidation or dissolution of the Company.

1.080 CODE means the Internal Revenue Code of 1986, as amended.

1.090 COMMITTEE means the Compensation and Management Development Committee of the Board of Directors.

1.100 COMPANY means Rockwell Collins, Inc., a Delaware corporation, and its predecessor, Rockwell International Corporation.

1.110 COMPENSATION LIMIT means the limitation imposed by Section 401(a)(17) of the Code on the amount of Base Compensation which can be considered in determining the amount of an individual's Participant Contributions to the Qualified Savings Plan.

1.120 EMPLOYEE means any person who is employed by the Company or by an Affiliate, including, to the extent permitted by Section 406 of the Code, any United States citizen regularly employed by a foreign Affiliate of the Company.

1.130 EMPLOYEE MATTERS AGREEMENT means the Employee Matters Agreement dated as of June 29, 2001 by and among Rockwell International Corporation, New Rockwell Collins, Inc. and Rockwell Scientific Company LLC.

1.140 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.150 MATCHING CREDIT means an amount to be credited to the Plan by the Company, which shall be equal to the applicable Matching Company Contribution percentage applied to a Participant's Participant Contribution under the Qualified Savings Plan.

1.160 PARTICIPANT means any (a) Rockwell Collins Participant (as defined in the Employee Matters Agreement) on whose behalf account balances were retained under this Plan effective as of June 29, 2001 and (b) individual who is a participant in the Qualified Savings Plan and whose Participant Contributions to that Plan are restricted by the Compensation Limit or the Annual Addition Limitation and who has elected in the Plan Year immediately preceding the current Plan Year to have one or more Base Compensation Deferrals credited to his Account pursuant to


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Article II; provided, however, that in the case of this Plan's initial Plan
Year, such election shall be made prior to the pay period in which such a restriction comes into effect. Notwithstanding any other provision of this Plan or the Qualified Savings Plan to the contrary, no Employee or any other person, individual or entity shall become a Participant in this Plan on or after the day on which a Change of Control occurs.

1.170 PLAN means this Rockwell Collins Non-Qualified Savings Plan and its predecessor, the Rockwell International Corporation Non-Qualified Savings Plan.

1.180 PLAN ADMINISTRATOR means the person from time to time so designated by name or corporate office by the Board of Directors.

1.190 PLAN YEAR means each twelve-month period ending on the last day of September.

1.200 QUALIFIED SAVINGS PLAN means the Rockwell Collins Salaried Savings Plan.

1.210 SECURITIES EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

1.220 SUB-ACCOUNT refers to one of this Plan's investment vehicles (corresponding to the Qualified Savings Plan Investment Funds) to which a Participant's Base Compensation Deferrals and the Company's Matching Credits are assigned.

1.230 THIRD-PARTY ADMINISTRATOR means an independent third party selected by the Trustee and approved by the individual who, immediately prior to a Change of Control, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO").

1.240 TRUST means the master trust established by agreement between the Company and the Trustee, which trust will be a grantor trust.

1.250 TRUSTEE means Wells Fargo Bank, N.A., or any successor trustee of the Trust described in Section 1.240 of this Plan.

Terms which are not otherwise defined in this Article I shall have the meanings set forth in the Qualified Savings Plan document.

                                  ARTICLE II
              CREDITING, VALUATION AND DISTRIBUTION OF ACCOUNTS

2.010 The Company will establish on its books a Non-Qualified Savings Plan Account for each Participant who elects a Base Compensation Deferral.

   (a)The amount of such Base Compensation Deferral shall be credited to such Account and allocated to one or more of this Plan's Sub-Accounts in the manner set forth in this Section.


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      (1)  Each such credit shall be made to such Account no later than the date on which the corresponding contribution to the Qualified Savings Plan is made or would have been made, but for imposition of the Compensation Limit or the Annual Addition Limitation; provided, however, that any such credits made as a result of any retroactive amendment to the Plan shall be made upon adoption thereof, but in amounts which reflect the value such credits would have had if that amendment had been in effect on its effective date and such contributions had been made on the respective dates of the corresponding contributions to the Qualified Savings Plan.

      (2) The Base Compensation Deferral shall, in increments of one percent (1%) and with the total of the percentage increments equaling one hundred percent (100%), be allocated to the Sub-Account or Sub-Accounts under this Plan pursuant to separate Participant elections made in a method identical to the method in which the Participant's elections are made among Investment Funds under the Qualified Savings Plan.

      (3) A Participant may change any previous election he has made regarding investment of his Base Compensation Deferrals under this Plan in the same manner as he may change his previous elections regarding investment of his Participant Contributions in the Qualified Savings Plan.

   (b)At the time each Base Compensation Deferral is credited to a Participant's Account, a Matching Credit shall also be made to such Account. Such Matching Credit shall be allocated to the Sub-Accounts under this Plan in the same manner in which Matching Contributions are allocated under the Qualified Savings Plan.

2.020 With respect to Base Compensation Deferrals:

   (a)A Participant may elect to make the Sub-Account transfers in the same manner as is described in the Qualified Savings Plan and, in such case, the value of the Participant's interest in the Sub-Accounts hereunder shall be similarly transferred (in one percent (1%) increments) to one or more of the other Sub-Accounts.

   (b)A Participant who has attained age fifty-nine and one-half (59-1/2) may elect to make a transfer of his interest in his Stock Fund A Sub-Account to one or more of the other Sub-Accounts. If, as a result of such an election, one hundred percent (100%) of the Participant's interest in his Stock Fund A Sub-Account has been transferred to other Sub-Accounts, all subsequent Matching Credits, if any, hereunder after the effective date of his election shall allocated in the same manner as are the investments under Section 2.010(a). If less than one hundred percent (100%) of the Participant's interest in the Stock Fund A Sub-Account has been so transferred, such Matching Credits shall continue to be made in the manner described in Section 2.010(b).

2.030 Each of a Participant's Sub-Accounts shall be accounted for in the manner and valued at the times and pursuant to the method provided in the Qualified Savings Plan for the Qualified Savings Plan Investment Fund corresponding to such Sub-Account. A Participant's rights in and


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to his Sub-Accounts shall be governed by the provisions of the Qualified Savings
Plan which are applicable to the Investment Fund corresponding to such Sub-Account.

2.040 The distribution and withdrawal provisions of the Qualified Savings Plan shall have no application to this Plan. Distribution to a Participant of his Sub-Accounts hereunder shall only be made upon the Participant's termination of employment or retirement. All such distributions to Participants, as well as distributions made to beneficiaries here under, shall be made in the form of lump sum payments, subject to the following:

   (a)A Participant may make a one-time, irrevocable election to have the value of such interest paid in no more than ten (10) annual installments, such installments to be equal to the value of the Participant's Sub-Accounts divided by the number of installments remaining at the time of distribution; provided, however, that such election must be made by the Participant at least one (1) year prior to the Participant's retirement or termination of employment.

   (b)As of the date of the commencement of installment payments described above, all amounts in the Participant's Stock Fund A and Stock Fund B Sub-Accounts shall be transferred to such Sub-Account as the Participant shall duly elect prior to that date. Following such transfer, no portion of the Participant's interest in the Plan may be transferred into the Stock Fund A and B Sub-Accounts.

2.050 A Participant or beneficiary who is currently receiving installment payments from this Plan may elect to have his interest in and to Sub-Accounts hereunder paid in a lump sum, in the event of the occurrence of a Change of Control, subject to the following:

   (a)To be effective, the election of a Participant or beneficiary pursuant to this Section must be made in writing and filed with the Committee prior to the occurrence of a Change of Control.

   (b)Such election shall be revocable by the Participant or his beneficiary until such time as a Change of Control shall have occurred at which point the said election shall be irrevocable.

   (c)Notwithstanding any provision of this Plan to the contrary, such election may only be made by a Participant or beneficiary of a Participant who first became eligible to participate in the Rockwell International Corporation Non-Qualified Savings Plan prior to June 29, 2001.

2.060 With respect to distributions which are payable to a Participant or, in the event of the Participant's death, to his beneficiary:

   (a)Subject to subsection (c), lump sum payments shall be paid no later than within sixty (60) days following the close of the calendar year which includes the Participant's retirement, termination of employment or, if applicable, death.


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   (b)Subject to subsection (c), each annual installment payable shall be paid within sixty (60) days following the close of each calendar year during the payment period, commencing with the calendar year following the year which includes the Participant's retirement, termination of employment or, if applicable, death.

   (c)Lump sum payments which are to be made on account of the occurrence of a Change of Control shall be made within forty-five (45) days following a Change of Control.

All distributions from the Stock Fund A and B Sub-Accounts, whether in the form of lump sum or installment payments, shall be made in cash.

2.070 A Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries (both principal as well as contingent) to whom distribution under this Plan shall be made in the event of his death prior to distribution of his Account. In the absence of such designation, the beneficiary designation filed by him under the Qualified Savings Plan shall be controlling, except that if the Participant has a spouse and his beneficiary designation under the Qualified Savings Plan specifies a beneficiary other than such spouse, such designation, to the extent permitted by applicable law, shall be effective under this Plan notwithstanding the fact that such spouse may not have consented to such designation as required by the Qualified Savings Plan.

2.080 Each Participant shall receive a statement of his Account at the times and in the form in which his Qualified Savings Plan statement is provided.


                                   ARTICLE III
                                CLAIMS PROCEDURE

3.010 Any person claiming a right to participate in this Plan, claiming a benefit under this Plan or requesting information under this Plan shall present the claim or request in writing to the Committee, who shall respond in writing within ninety (90) days following his receipt of the request.

3.020 If the claim or request is denied, the written notice of denial shall state:

   (a)the reasons for denial;

   (b)a description of any additional material or information required and an explanation of why it is necessary; and

   (c)an explanation of this Plan's claim review procedure.

3.030 Any person whose claim or request is denied may make a request for review by notice given in writing to the Committee.

3.040 A decision on a request for review shall normally be made within ninety
(90) days after the date of such request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be extended by an additional


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sixty (60) days from the date of such request. The decision shall be in writing and shall be final and binding on all parties concerned.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

4.010 The Board of Directors shall have the power to amend, suspend or terminate this Plan at any time, except that no such action shall adversely affect rights with respect to any Account without the consent of the person affected.

4.020 This Plan shall be interpreted and administered by the Committee; provided, that interpretations by the Plan Administrator of those provisions of the Qualified Savings Plan which are also applicable to this Plan shall be binding on the Committee.

Notwithstanding any other provision of this Plan to the contrary, upon and after the occurrence of a Change of Control, the Plan will be administered by the Third-Party Administrator. The Third-Party Administrator will have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited, to Account balance determinations; provided, however, upon and after the occurrence of a Change of Control, such administrator will have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust.

Upon and after the occurrence of a Change of Control, the Company will be required to:

   (a)pay all reasonable administrative expenses and fees of the Third-Party Administrator;

   (b)indemnify the Third-Party Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of such administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the said administrator or its employees or agents; and

   (c)supply full and timely information to the Third-Party Administrator on all matters relating to the Plan, the Trust, the Participants and their beneficiaries, the Account balances of the Participants, the date of circumstances of the retirement, disability, death or termination of employment of the Participants, and such other pertinent information as the Third-Party Administrator may reasonably require.

   (d)Upon and after a Change of Control, the Third-Party Administrator may not be terminated by the Company and may only be terminated (and a replacement appointed) by the Trustee, but only with the approval of the Ex-CEO (as defined in Section 1.230).

4.030 This Plan is an unfunded employee benefit plan primarily for providing deferred compensation to an identified group of management or highly compensated employees of the Company and is also an excess benefit plan (as defined by Section 3(36) of ERISA). This Plan is


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intended to be unfunded for tax purposes and for purposes of Title I of ERISA.
Participants and their beneficiaries, estates, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company or any of its Affiliates. Any and all of the assets of the Company and its Affiliates shall be, and remain, the general, unpledged, unrestricted assets of the Company and its Affiliates. The Company's and any Affiliate's sole obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company or such Affiliate to pay money in the future.

4.040 Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey, in advance of actual receipt, any interest in an Account. Each Account and all rights therein are and shall be nonassignable and nontransferable prior to actual distribution as provided by this Plan. Any such attempted assignment or transfer shall be ineffective with respect to the Company and with respect to any Affiliate, and the Company's and any Affiliate's sole obligation shall be to distribute Accounts to Participants, their beneficiaries or estates as appropriate. No part of any Account shall, prior to actual payment as provided by this Plan, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall any Account be transferable by operation of law in the event of a Participant's or any other persons bankruptcy or insolvency, except as otherwise required by law.

4.050 This Plan shall not be deemed to constitute a contract of employment between the Company or any of its Affiliates and any Participant, and no Participant, beneficiary or estate shall have any right or claim against the Company or any of its Affiliates under this Plan except as may otherwise be specifically provided in this Plan. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discipline, discharge or change the status of a Participant at any time.

4.060 A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee or its delegates in order to facilitate the distribution of his Accounts under this Plan and by taking such other action as may be reasonably requested by the Committee or its delegates.

4.070 Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of California. In the event that any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, which shall be construed and enforced as if such illegal or invalid provision were not included in this Plan. The provisions of this Plan shall bind and obligate the Company and its Affiliates and their successors, including, but not limited to, any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or its Affiliates and the successors of any such company or other business entity.

4.080 The Company shall bear all expenses and costs in connection with the operation and administration of this Plan. The Company, its Affiliates, the Committee and any employee of the


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Company or any of its Affiliates shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with this Plan by the independent certified public accountants who audit the Company's accounts.

4.090 All words used in this Plan in the masculine gender shall be construed as if used in the feminine gender where appropriate. All words used in this Plan in the singular or plural shall be construed as if used in the plural or singular where appropriate.

                                    ARTICLE V
                                      TRUST

5.010 ESTABLISHMENT OF THE TRUST. The Company shall establish the Trust (which may be referred to herein as a "Rabbi Trust"). The Trust shall become irrevocable upon a Change of Control (to the extent not then irrevocable). After the Trust has become irrevocable with respect to the Plan, except as otherwise provided in Section 12 of the Trust, the Trust shall remain irrevocable with respect to the Plan until all the Account balances due under this Plan and all benefits and/or account balances due to the participants (and their beneficiaries) in any other plan covered by the Trust have been paid in full. Upon establishment of the Trust, the Company shall provide for funding of the Trust in accordance with the terms of the Trust.

5.020 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and any Participants Participation Agreement Form will govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust will govern the rights of the Company and its Affiliates, Participants and the creditors of the Company and its Affiliates to the assets transferred to the Trust. The Company and each of its Affiliates employing any Participant will at all times remain liable to carry out their obligations under the Plan.

5.030 DISTRIBUTIONS FROM THE TRUST. The Company's and each of its Affiliate's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution will reduce their obligations under this Plan.

5.040 RABBI TRUST.  The Rabbi Trust shall:

   (a)be a non-qualified grantor trust which satisfies in all material respects the requirement of Revenue Procedure 92-64, 1992-2 CB 122 (or any successor Revenue Procedure or other applicable authority);

   (b)be irrevocable upon a Change of Control (to the extent not then irrevocable); and

   (c)provide that any successor trustee shall be a bank trust department or other party that may be granted corporate trustee powers under state law.


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